Exhibit 99.1

Innovus Pharma Announces the Availability of the Full Label
for its Nasal Drug FlutiCare™ for Allergy Symptom Relief on DailyMed

FlutiCare™ is on Track for a November 2017 Launch in the U.S.

San Diego, Calif., September 27, 2017  – Innovus Pharmaceuticals, Inc. ("Innovus Pharma" or the “Company”) (OTCQB Venture Market: INNV), an emerging over-the-counter (“OTC”) consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases, announced today the availability of the full label for its nasal drug FlutiCare™ (NDC: 57483-005-02) for allergy symptom relief on the U.S. Food and Drug Administration’s public drug disclosure database, DailyMed. DailyMed is the on-line database that all new drugs are described on that provides information to the public on its ingredients and usage. The DailyMed description is available through the site below:

https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=c72952e6-bfe5-485b-8c62-787ff4179b62 .

Similar to Flonase® and Clarispary®, Fluticare™ is approved for OTC by the FDA for “Allergy Symptom Relief” and is indicated to “Temporarily relieve these symptoms of hay fever or other upper respiratory allergies including:

o
Nasal congestion
o
Runny nose
o
Sneezing
o
Itchy nose
o
Itchy, watery eyes”

“We are pleased to announce that the launch of our flagship product, FlutiCare™, is moving full steam ahead,” said Dr. Bassam Damaj, the Company’s President and Chief Executive Officer. “The listing of this drug in DailyMed, is an important milestone for the Company and we look forward to receiving our first commercial batch from West Ward Pharmaceuticals, Inc. within the next week or so for our current planned launch in November 2017.”

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging over-the-counter (“OTC”) consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.fluticare.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.prostagorx.com; and www.allervarx.com

Innovus Pharma's Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to successfully commercialize FlutiCare™ and other products and to achieve its other development, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

The trademark Flonase® is a registered trademark owned by GlaxoSmithKline and the trademark ClariSpray® is a registered trademark owned by Bayer.

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Contact:
James S. Painter
Emerging Markets LLC
321-206-6681
jamespainter@emergingmarketsllc.com

or

Chesapeake Group
410-825-3930
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